Zhejiang Jingbo Ecological Technology Co., Ltd.
and
Huixin Zhiying (Hangzhou) Technology Co., Ltd.
Of
Exclusive Technical Consulting And Service Agreement

Party A	Huixin Zhiying (Hangzhou) Technology Co., Ltd.
Party B	Zhejiang Jingbo Ecological Technology Co., Ltd.

November 2022

In [Hangzhou City, Zhejiang Province] on [Nov. 21, 2022] by the following parties :

Party A: Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Legal representative: Zhang Guowei

Unified social credit code: 91330183MAC2TG7B7Q

Registered address: Room 401, 4th Floor, No. 1-10, Chuangyi Road, Yinhu Street, Fuyang District, Hangzhou City, Zhejiang Province

Party B: Zhejiang Jingbo Ecological Technology Co., Ltd.

Legal representative: Zhang Guowei

Unified social credit code: 91330103MA2H1FWW8Q

Address: Room 213, Building 1, Wangde Business Building, No. 16 Yangliubao Road, Gongshu District, Hangzhou City, Zhejiang Province

Given:

1. Party A is a wholly foreign-owned enterprise registered and validly existing in accordance with the laws of the People's Republic of China; Party B is a limited liability company registered in accordance with the laws of the People's Republic of China and validly in existence;

2. Party A has resources and qualifications for advanced technical consulting services, and Party B is approved by law to engage in Internet information services. Party B intends to hire Party A to provide technical consulting services and apply for the use of intellectual property rights including Party A's trademark, and Party A agrees to accept and provide such services.

In view of this, Party A and Party B, in accordance with the " Civil Code " and other relevant laws and regulations, on the basis of equality, voluntariness, good faith, and consensus through consultation, agreed as follows, with a view to mutual compliance:

Article 1 Technical consultation and service content

During the validity period of this agreement, both parties agree that Party A, as the exclusive technical consultation and service provider of Party B, shall provide technical consultation and services to Party B in accordance with the provisions of this

agreement (see Appendix 1 of this agreement for details, hereinafter referred to as "service") .

Party B agrees: without the prior written consent of Party A, Party B shall not terminate the technical consultation and services agreed in this agreement, nor accept third parties to provide the same or similar services as the aforementioned services.

Article 2 Technical consultation and service period

The term of service provided by Party A is 10 years from the effective date of this agreement. After the service period expires, it will be automatically extended for 10 years until the date when Party A requests in writing to terminate this agreement.

Article 3 Grant of Intellectual Property Rights

B the use of its trademarks, software copyrights , management systems, management methods and other intellectual property rights related to this service, but the content, purpose, method and scope of the intellectual property rights used by Party B shall obtain the prior written consent of Party A; The grant of such intellectual property rights is a paid, revocable authorization.

Article 4 Ownership of Intellectual Property Rights

4.1 Both parties confirm that the ownership of any intellectual property rights authorized by Party A to Party B

belongs to Party A, and the grant of Article 3 of this agreement will not lead to the transfer of any intellectual property rights or any restrictions on Party A's exercise of complete ownership.

4.2 Both parties confirm that any rights or interests arising from the performance of this agreement, including but not limited to trademarks, patents, software copyrights , copyrights, management systems, management methods, technical information, business secrets, etc., whether owned by Party A The development by itself or based on Party A's original intellectual property rights shall be solely owned by Party A.

Article 5 Calculation of consulting service fee

5.1 Party B agrees to pay the consulting service fee as stipulated in Annex II of this Agreement.

5.2 Party B shall pay the consulting service fee to Party A according to the payment method and time designated by Party A in writing. Both parties agree that, with the prior written consent of Party A, Party B can postpone the payment.

5.3 The two parties confirm that within the service period, Party A will enjoy all the economic benefits and risks arising from Party B's operation; Party A promises that in case of serious difficulties in Party B's operation, Party A will provide financial support to it, and Party A has the right to In the event of the aforementioned circumstances requiring Party B to stop

operations, Party B shall immediately and unconditionally accept it.

Article 6 Guarantee

The service fee payable by Party B to Party A under this agreement will be pledged by the shareholders of Party B with the equity of Party B held by them. For details, please refer to the "Equity Pledge Agreement" signed by the shareholders of Party B and Party A.

Article 7 Representations and Warranties

7.1 Party A represents and warrants as follows:

(1) Party A has the right to sign and perform all the rights and powers under this agreement, and has gone through its internal legal authorization procedures.

(2) Party A's signing and performance of this agreement will not violate any laws and regulations binding or affecting it, or government approval, authorization and other government regulations, nor will it violate any agreements signed with third parties or any agreements made. promise.

7.2 Party B guarantees and promises as follows:

(1) Party B has the right to sign and perform all the rights and powers under this agreement, and has gone through its internal legal authorization procedures, and there is no circumstance that hinders the entry into force of this agreement

and Party B's continuous performance of obligations under this agreement.

(2) Party B's signing and performance of this agreement will not violate any laws and regulations binding or affecting it, or government approval, authorization and other government regulations, nor will it violate any agreements signed with third parties or any commitments made .

(3) Party B guarantees to obtain the licenses and qualifications related to its business, and maintain the continuous validity of such qualifications and licenses during the service period.

(4) Party B actively cooperates with the services provided by Party A, including but not limited to signing relevant documents, handling relevant procedures, and providing various supports.

(5) During the service period, without the prior written consent of Party A, Party B shall not accept third parties to provide the same or similar services, nor shall Party B sign relevant agreements or make relevant commitments and arrangements with third parties.

(6) Without the prior written consent of Party A, Party B shall not dispose of any assets, business or interests or impose any encumbrance on assets (including but not limited to mortgage, pledge, lien, etc.) by means of sale, transfer, gift, etc.,

nor Guarantees may not be provided to third parties, except where necessary for day-to-day business operations.

(7) Without the prior written consent of Party A, Party B shall not increase or decrease its capital, shall not merge with a third party, merge or establish a joint entity, and shall not acquire/control a third party or be acquired/controlled.

(8) Party B agrees that Party A has the right to appoint directors, supervisors, senior management personnel and necessary management personnel to Party B, and Party B shall cooperate in appointing such personnel to take up corresponding positions and bear the corresponding labor costs.

(9) Party B agrees that Party A has the right to inspect its financial situation at any time, and has the right to conduct audit or due diligence on Party B by itself or hire a third party. Party B shall cooperate in providing all materials related to audit or due diligence and provide corresponding assistance .

(10) Party B agrees that , in accordance with Chinese laws and regulations and relevant regulations, from the date on which Party A can directly hold all the equity of Party B and can continue to legally engage in Party B’s business, Party B shall, according to the requirements of Party A, perform its obligations under the "Exclusive Purchase Option Agreement" (this agreement is signed by Party B, Party B's shareholders and Party A).

Article 8 Confidentiality Responsibility

Both parties shall keep this agreement and the agreement and existence of this agreement as well as all non-public information ("confidential information") of the other party known therefrom confidential, and neither party shall disclose the confidential information to any third party, such third party also includes one party relatives, etc.; the confidentiality period starts from the date of signing this agreement to the date when Party A agrees to disclose such confidential information.

Article 9 Liability for breach of contract

9.1 If a party violates or delays the performance of this agreement or the transaction agreement, or the promises and guarantees made are untrue, incomplete and misleading, it shall be deemed a breach of contract.

9.2 Unless otherwise stipulated in this agreement, if the breaching party causes losses to the other party due to the breach, the breaching party shall compensate the other party for all economic losses.

Article 10 Application of Law and Dispute Resolution

10.1 The conclusion, effectiveness, interpretation, performance, modification, termination, rescission, resolution of disputes and unspecified matters of this contract and its appendices and supplementary agreements shall be implemented

in accordance with the relevant laws and regulations of the mainland of the People's Republic of China.

10.2 Any dispute arising from the performance of this agreement or the supplementary agreement shall be resolved through friendly negotiation between the two parties. If the negotiation fails, either party has the right to file a lawsuit in the people's court where the contract is signed.

Article 11 Miscellaneous

11.1 Any changes, amendments, or additions to this agreement will only come into effect if both parties agree through consultation and sign a written agreement. In the event of any conflict between this agreement and other agreements previously signed by both parties or the articles of association of the target company, the provisions of this agreement shall prevail.

11.2 If any party fails to exercise or delays in exercising a certain right under this Agreement, it does not constitute a waiver of this right by the party.

11.3 This agreement is effective to the successors of both parties. Without the prior written consent of Party A, Party B shall not transfer all or part of the rights and obligations under this agreement. However, Party B agrees that Party A may transfer all or part of its rights and obligations under this agreement to a third party at any time, and the terms of this

agreement shall continue to be valid for the third party and Party B.

11.4 This agreement will come into effect after signed or sealed by both parties. This Agreement is in duplicate, with Party A and Party B each holding one copy, which have the same legal effect.

(There is no text below , it is the signature column.)

Party A (seal):	Party B (seal):
________________________	___________________________
Huixin Zhiying (Hangzhou) Technology limited company	Zhejiang Jingbo Ecological Technology Co., Ltd.

Appendix 1: Technical Consultation and Service Content

Party A will provide Party B with the following technical consultation and services:

(1) Research and development of the required related technologies. Party B’s business includes [ecological technology, technology development of computer software and hardware, technical consulting, technical services, transfer of achievements, computer system integration, technology development of medical technology, transfer of achievements, enterprise Marketing planning, market research, enterprise management consulting, domestic advertisement design, production, agency, release (except online advertisement release), undertaking exhibitions; wholesale, retail: computer software and hardware.];

(2) Provide relevant technical application and implementation for the operation of Party B's business, including but not limited to the overall system design scheme, system installation and commissioning , and system trial operation;

(3) Responsible for the daily maintenance, monitoring, debugging and troubleshooting of computer network equipment, including timely inputting user information into the database, or

updating the database in a timely manner according to other business information provided by Party B at any time, regularly updating the user interface, and providing other relevant information. Technical Services;

(4) Provide consulting services for the purchase of relevant equipment and software and hardware systems required by Party B for network operations, including but not limited to the selection of various tool software, application software and technology platforms, system installation and debugging, and cooperation with them Provide consulting advice on matching various hardware facilities, equipment purchase, model, performance, etc.; provide technical advice and technical answers to Party B's technical questions raised by Party B's network equipment, technical products and software;

(5) Party A provides appropriate training and technical support and assistance to Party B's employees, including but not limited to: providing technical and skill training, such as customer service or technical and other training; providing Party B with consultation and advice on software use, assisting Party B prepares and collects various information contents;

(6) Assist Party B in customer management and after-sales tracking services related to business;

(7) Provide government public relations services and assist Party B to communicate with relevant government departments;

(8) Assist Party B in personnel management, including recommending employees, selecting employees for vacant positions, managing employees' social insurance and salary holiday benefits, designing company systems, etc.;

(9) Assist Party B in formulating business development plans, marketing strategies, product positioning and other operational related matters;

(10) Assist Party B to improve the corporate governance structure, management system and other management measures;

(11) According to Party B's accounts receivable, assist Party B in retrieving arrears, mortgages, guarantee deposits, etc. from customers;

(1 2) According to Party B's business needs, provide other technical services and consultations, including but not limited to finance, business, legal affairs, operations, management, personnel and other aspects.

Appendix II: Calculation and Payment of Consulting Service Fees

1. Both parties agree that Party B shall pay Party A the consulting service fee under this agreement on a quarterly basis, and the consulting service fee shall be determined by both parties according to the actual service content. In principle, the consulting service fee shall be the balance after deducting Party A’s necessary expenses, fees, and taxes other than the consulting service fee from Party B’s total income, making up for losses in previous years (if any) and deducting other legally retained amounts. Party B shall provide Party A with Party B's financial statements and operating data for that quarter within thirty (30) days of the end of each quarter.

2. The amount of consulting service fee shall be determined according to the following factors:

(1) The difficulty of technology development and the complexity of consulting and management services;

(2) The time required by Party A to provide such technical development, consulting and management services; and

(3) The specific content and commercial value of technology development, consulting and management services.

3. The consulting service fee shall be the amount confirmed in writing by Party A each time. Party A has the right to adjust

the amount and payment method of the consulting service fee according to the actual situation, and Party B shall cooperate unconditionally.

4. Within thirty (30) days of the end of each year, Party B shall provide Party A with the financial statements and all operating records, business contracts and financial information of the year. If Party A questions the financial information provided by Party B, it may audit Party B by itself or entrust a third party, and Party B shall cooperate unconditionally.